UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 6, 2015

CHYRONHEGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	01-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 9, 2015, ChyronHego Corporation, a New York corporation (“ChyronHego” or the “Company”), completed its merger (the “Merger”) with CH Merger Sub, Inc., a New York corporation  (“Merger Subsidiary”) and a wholly owned subsidiary of Vector CH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“Purchaser”), pursuant to the terms of the previously announced Agreement and Plan of Merger dated November 17, 2014 (the “Merger Agreement”), by and among Purchaser, Merger Subsidiary and the Company. As a result of the Merger, the Company is now controlled by Purchaser, which is controlled by affiliates of Vector Capital IV International, L.P. and Vector Capital Entrepreneur Fund III, L.P. (collectively, “Vector”).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the NASDAQ Global Market (“NASDAQ”) of its intent to remove its common stock from listing on NASDAQ and requested NASDAQ to file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist its common stock. The Company will file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s common stock and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

As of the effective time of the Merger (the “Effective Time”), each share of Company common stock (other than shares of Company common stock owned by (i) Purchaser, Merger Subsidiary or any other direct or indirect wholly owned subsidiary of Purchaser and (ii) shares contributed to Purchaser by Johan Apel, Westhill Group AB, Stefan Fjellsten, Soren Kjellin, Maxflyt AB, and certain former shareholders of companies previously acquired by the Company (collectively, the “Rollover Holders”)), was converted into the right to receive $2.82 in cash, without interest and less any applicable withholding taxes.

Each option to purchase Company common stock that had an exercise price less than $2.82 per share, whether or not exercisable or vested, was converted into the right to receive a cash payment equal to the product of (1) the total number of shares of common stock subject to such stock option, multiplied by (2) an amount equal to the excess, if any, of the Merger Consideration of $2.82 per share over the exercise price per share of such stock option. Each option to purchase Company common stock that had an exercise price equal to or greater than $2.82 per share, whether or not exercisable or vested, was cancelled.

Each warrant to purchase Company common stock that had an exercise price less than $2.82 per share, whether or not exercisable, was converted into the right to receive a cash payment per share of Company common stock subject to such warrant equal to the excess of the Merger Consideration of $2.82 per share over the exercise price per share of such warrant.

Item 5.01. Changes in Control of Registrant.

On March 9, 2015, Purchaser consummated the acquisition of 100% of the outstanding voting securities of the Company through the Merger of Merger Subsidiary with and into Company. The Company is the surviving corporation in the Merger and is now a wholly owned subsidiary of Purchaser.

The aggregate purchase price paid for all equity securities (other than shares of Company common stock owned by (i) Purchaser, Merger Subsidiary or any other direct or indirect wholly owned subsidiary of Purchaser and (ii) shares contributed to Purchaser by the Rollover Holders) of the Company was approximately $120 million. The purchase price was funded by equity and debt financing commitments for the transaction contemplated by the Merger Agreement, consisting of a combination of (i) equity provided by funds affiliated with Vector Capital Management, L.P. (the “Funds”) and (ii) debt financing provided by Silicon Valley Bank and Apollo Investment Corporation.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, Johan Apel, Roger L. Ogden, Peter F. Frey, Christopher R. Kelly, Henrik Sundberg and Michael C. Wheeler resigned as members of the board of directors of the Company. By virtue of the terms of the Merger Agreement, Nicholas Lukens, the director of Merger Subsidiary immediately prior to the Effective Time, became the director of the Company.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the certificate of incorporation of the Company was amended as set forth in the certificate of merger and the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time, became the bylaws of the Company. The certificate of merger filed with the New York Secretary of State, which amended the certificate of incorporation of the Company, and the bylaws of the Company as so amended are attached as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders

(a)  A Special Meeting of the shareholders of the Company was held on March 6, 2015 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017.

(b)  Of the Company's 40,381,633 shares of common stock issued and outstanding and eligible to vote as of the record date of January 5, 2015, a quorum of 32,853,066 shares, or 81.36% of the eligible shares, was present in person or represented by proxy at the Special Meeting.  Each of the matters set forth below and approved at the Special Meeting is described in detail in the Proxy Statement. The following actions were taken at the Special Meeting:

1.

Adoption of the Agreement and Plan of Merger, dated as of November 17, 2014, by and among ChyronHego, Vector CH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“Purchaser”), and CH Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Purchaser (“Merger Subsidiary”) (the "Merger Agreement"). The voting results were:

FOR	AGAINST	ABSTAIN
31,660,651	1,174,756	17,659

These results reflect the approval of the proposal regarding the Merger Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of ChyronHego as of the record date, as well as a majority of the outstanding shares of ChyronHego, not including shares owned by the Purchaser, Merger Subsidiary, the guarantors of the Purchaser’s obligations under the Merger Agreement, or the holders of ChyronHego common stock who will be rolling over their ownership into the company resulting from the merger contemplated by the Merger Agreement (the “Merger”).

2.

Approval by non-binding, advisory vote, of compensation that may become payable to ChyronHego’s named executive officers (as defined in Item 402 of Regulation S-K of the Securities Exchange Act of 1934, as amended ) in connection with the Merger.  The voting results were:

FOR	AGAINST	ABSTAIN
31,211,864	1,602,348	38,854

Since the Merger Agreement was adopted, it was not necessary to consider the third proposal to adjourn the Special Meeting to permit further solicitation of proxies to vote in favor of adoption of the Merger Agreement.

Item 8.01 Other Events.

On March 9, 2015, the Company issued the press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Agreement and Plan of Merger, dated as of November 17, 2014, by and among ChyronHego Corporation, Vector CH Holdings (Cayman), L.P. and CH Merger Sub, Inc.*

3.1 Certificate of Merger of CH Merger Sub Inc. and ChyronHego Corporation into ChyronHego Corporation.

3.2 Amended and Restated Bylaws of ChyronHego Corporation.

99.1 Press Release, dated March 9, 2015.

*Previously filed with the Company’s Current Report on Form 8-K/A filed on December 1, 2015 and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRONHEGO CORPORATION

By:	/s/ Dawn Johnston
Name:	Dawn Johnston
Title:	Interim Chief Financial Officer

Date: March 9, 2015

Exhibit List

2.1 Agreement and Plan of Merger, dated as of November 17, 2014, by and among ChyronHego Corporation, Vector CH Holdings (Cayman), L.P. and CH Merger Sub, Inc.*

3.1 Certificate of Merger of CH Merger Sub Inc. and ChyronHego Corporation into ChyronHego Corporation.

3.2 Amended and Restated Bylaws of ChyronHego Corporation.

99.1 Press Release, dated March 9, 2015.

*Previously filed with the Company’s Current Report on Form 8-K/A filed on December 1, 2015 and incorporated herein by reference